Exhibit 10.88

WILSON BANK & TRUST

Amendment to the

Executive Survivor Income Agreement

This Amendment to the Executive Survivor Income Agreement is made this 14th day of September, 2021, by and between Wilson Bank & Trust with its main office in Lebanon, Tennessee, (“Bank”), and Taylor Walker (“Executive”).

Whereas, to encourage the Executive to remain an employee of the Bank, the Bank has previously established the Executive Survivor Income Agreement (the “Agreement”) effective June 1, 2020, which provides benefits to the Executive’s beneficiary(ies) if the Executive dies prior to terminating employment. The Bank will pay the benefits from its general assets, but only so long as one of its general assets is a life insurance policy on the Executive’s life.

WHEREAS, the Bank desires to amend the Agreement and update the Schedule A that is attached to the Agreement.

Now Therefore, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as follows.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following Schedule A:

SCHEDULE A

Age	Benefit Amount
36	250,000
37	400,000
38	400,000
39	400,000
40	400,000
41	400,000
42	400,000
43	400,000
44	400,000
45	400,000
46	400,000
47	400,000
48	400,000
49	400,000
50	400,000
51	400,000
52	400,000
53	400,000
54	400,000
55	400,000
56	400,000
57	400,000
58	400,000
59	400,000
60	400,000
61	400,000
62	400,000
63	400,000
64	400,000
65	400,000
66	400,000
67	400,000
68	400,000
69	400,000
70	0

IN WITNESS WHEREOF, a duly authorized Bank Executive has signed this Amendment.

Wilson Bank & Trust

By:	/s/ John C. McDearman III

Title:	Chief Executive Officer